                                                                   EXHIBIT 10.4

                           LEASE AGREEMENT B-040408


      THIS Lease Agreement, dated this 20th day of September, 1990, made and entered into between PHILLIPS PETROLEUM COMPANY, a corporation with an office at Bartlesville, Oklahoma, as Lessor and J. D. EDWARDS & COMPANY, whose address is 8055 E. Tufts Ave., Denver, CO 80237, as Lessee, (whether one or more).

      WITNESSETH:

      1. Lessor hereby demises, leases and lets unto Lessee the following described premises in Denver County, State of Colorado to wit:

Office space located on the 6th floor of the Stanford Place I Building consisting of a total of 468 usable square feet and 529 rentable square feet, including proportionate share of common areas, as more particularly described on Exhibit A attached hereto and made a part hereof said premises being located at 8055 E. Tufts Avenue in the City of Denver, Colorado, together with the buildings and equipment, if any, located thereon and owned by Lessor for the following term:

      Beginning on the 1st day of October, 1990, and ending on the 30th day of September, 1992, and from month to month thereafter until terminated by either party giving thirty (30) days written notice prior to the end of the primary term or prior to the end of any month after the primary term, as the case may be. Notwithstanding the foregoing, however, Sublessee may cancel this Sublease at any time after the end of the eight (8th) month upon four (4) months prior written notice.

      2. Lessee agrees to pay to Lessor, with rental checks payable to Phillips Petroleum Company at P. O. Box 500553, St. Louis, MO 63150 (until notified to pay differently) the sum of Four Hundred Forty-One Dollars ($441.00) per month payable monthly in advance. Lessor acknowledges receipt of the first month's rental together with any portion due from date hereof until the first day of the succeeding month. Without limiting any of Lessor's other rights herein, it is agreed that if rentals are delinquent for a period of thirty (30) days, Lessor may assess Lessee a one percent (1%) per month delinquency charge on the unpaid rentals. In the event the delinquency charge above is deemed excessive by federal or state law, then the highest applicable charge shall be assessed.

      3. LESSEE AGREES THAT HE HAS MADE A PERSONAL INSPECTION OF THE LEASED PREMISES AND ANY BUILDINGS AND OTHER IMPROVEMENTS THEREON AND IS SATISFIED WITH CONDITION AND FITNESS THEREOF AND ACCEPTS THE SAME "AS IS". LESSOR DOES NOT WARRANT EITHER EXPRESSLY OR IMPLIEDLY THE CONDITION OR FITNESS OF THE PROPERTY LEASED HEREUNDER, ANY SUCH WARRANTY BEING HEREBY EXPRESSLY NEGATIVED.

      4. Lessee shall defend, indemnify and save Lessor harmless for any losses, costs or expenses resulting from suits, demands or other claims for damages to persons or property, arising out of the use or existence of the leased premises and personal property located on the leased premises; however, Lessor at his election may intervene or provide its own defense.

      5. Upon termination of this Lease, Lessee agrees to peacefully quit and surrender possession of the leased premises. If Lessee fails to so quit and surrender possession, Lessor shall have the right to take possession by any lawful means, using such force as may be necessary, without being deemed guilty of any trespass, and without the necessity of first resorting to any court process. If Lessee shall remain in possession after the date of expiration or termination of this Lease and after the effective date of notice by Lessor to terminate this Lease, the Lessee will pay as rent for the leased premises during such time a sum equal to four (4) times the rent herein provided.

      6. Should Lessor's interest in the premises leased hereunder be that of a lessee then this Lease shall automatically terminate without notice upon the termination, for any cause whatsoever including action or inaction of Lessor, of Lessor's leasehold estate in the premises leased hereunder.

      7. All notices required or which may be given hereunder shall be considered as properly given if delivered in writing, personally or sent by certified United States mail, postage prepaid with return receipt requested, addressed as follows:

            Party                                     Address
            -----                                     -------
Lessor:  PHILLIPS PETROLEUM COMPANY             8055 E. Tufts Avenue, Denver, CO 80237
Lessee:  J. D. EDWARDS & COMPANY                8055 E. Tufts Avenue, Denver, CO 80237

      8. This Lease shall not be binding on Lessor unless or until executed on its behalf by an officer of the company or an employee having actual authority to execute this Lease.

      9. This Lease includes the General Conditions printed on the reverse side hereof which are by reference incorporated herein. This instrument with the General Conditions so incorporated and any Annex attached hereto constitute the complete agreement of the parties hereunder and there are no oral agreements or understandings between the parties concerning the property covered by this Lease Agreement.

      EXECUTED the day and year first above written.

WITNESS:                                        PHILLIPS PETROLEUM COMPANY

/s/  Betty J. Miller                            By  /s/ Signature unreadable
                                                Attorney-in-Fact
                                                LESSOR

WITNESS:                                        J. D. EDWARDS & COMPANY

/s/  Signature unreadable
                                                By  /s/ Signature unreadable
                                                Vice President

                                                LESSEE

                               GENERAL CONDITIONS


A. Lessee covenants and agrees that it will not permit any illegal or immoral activity on the leased premises nor will it permit any nuisance to be created or maintained thereon.

B. Upon failure of Lessee to pay rentals or any part thereof when due or upon Lessee's failure to carry out any obligation placed on it under this Lease or upon the death of Lessee or upon Lessee's making an assignment for benefit of creditors, filing a voluntary petition in bankruptcy or being adjudicated bankrupt or insolvent, Lessor may, without notice, declare this Lease at an end and void, and may re-enter and take possession of said premises, and may recover rentals due in any appropriate action at law, or may recover the possession of said premises and damages for the detention thereof and/or for such failure by any appropriate remedy at law or in equity.

C. Lessor shall pay all charges for utilities and other services supplied to the premises as and when the same shall come due.

D. Lessor shall render for taxation and pay all taxes and assessments, general and special, on the leased premises and any buildings or other improvements permanently affixed to the realty. Lessee shall pay all taxes and assessments on all property owned by Lessee and located on the leased premises.

E. Lessee shall pay to Lessor together with each rental payment the amount of any sales and/or use tax due thereon.

F. At his own expense Lessee shall keep the leased premises and all buildings and other improvements located thereon in good repair. Lessee will upon the expiration or termination of this Lease for any reason deliver up the property leased hereunder to Lessor in as good condition as when received by Lessee, depreciation due to a reasonable use thereof excepted.

G. Lessee shall make no alterations in or upon the leased premises without the prior written consent of the Lessor, and all additions, fixtures or improvements which may be made by Lessee, except moveable furnishings, shall become the property of Lessor and remain upon the leased premises as a part thereof, and be surrendered with the leased premises at the termination of this Lease.

H. Lessee agrees to obtain and maintain at its expense at all times during the term hereof the following insurance:

      1. Workmen's Compensation Insurance in compliance with the laws of the state in which the leased premises are located and Employer Liability Insurance with limit of not less than $100,000.

      2. Comprehensive Public Liability Insurance covering Lessee's use and occupancy of the leased premises with bodily injury, including death, limit of not less than $1,000,000 per occurrence and property damage limit of not less than $300,000 per occurrence.

      Lessee shall upon request furnish Lessor with certified copies of the policies or certificates evidencing the above insurance.

I. Lessee shall not sell, hypothecate or assign this Lease or sublet the premises without the prior written consent of Lessor.

J. Should all or any part of the leased premises be taken by eminent domain proceedings or purchased by any public or quasi-public body having the power of eminent domain, all proceeds from such taking or purchase shall belong exclusively to Lessor. In the event such taking or purchase shall materially interfere with Lessee's use of the leased premises, Lessee may at its option terminate this lease.

K. In the event any building on the premises shall be destroyed or damaged by fire, explosion, the elements or other causes so as to render the same wholly or in part unfit for occupancy, and if the same cannot be repaired within ninety (90) days from the date of such casualty, this Lease shall terminate on the date of such casualty. If such building can be repaired in such ninety (90) day period then Lessor shall notify Lessee within ten
      (10) days of such casualty if it elects to repair said building within such ninety (90) day period. If Lessor does not so elect, then Lessee may terminate this Lease by giving notice in writing to Lessor. If Lessor elects to repair said building but fails to do so, this Lease shall terminate on the expiration of said ninety (90) days. In the event of any such termination, the Lessee shall immediately surrender possession of the premises. If Lessor repairs the said building within the ninety (90) day period, this Lease shall continue in full force and effect. Lessee shall not be required in any event to pay rent for any period in which the leased premises are wholly unfit for occupancy and shall be required during any period which a part of the premises are unfit for occupancy to pay as rent the stipulated rent multiplied by a fraction the numerator of which is the area of the leased premises which is fit for occupancy and the denominator of which is the total area of the leased premises.

L. Lessor reserves the right to place or post "FOR LEASE" signs on the property to signify the leased property is available for lease.

M. This lease is subject to all of the terms and conditions of that certain Office Lease dated August 26, 1985 between PERA, as Landlord, and Phillips Petroleum Company, as Tenant, a copy of said Office Lease being attached hereto as Exhibit B and made a part hereof.

N. Total lease rental for the primary term hereof amounts to $10,584.00 payable in monthly installments as provided hereinabove.

O. Lessee shall pay its allocated and proportionate share of any increase in operating costs as defined in Paragraph 2 of Exhibit B hereof in excess of such costs incurred in Lessee's base year which base year shall be defined as the period 1/1/90-12/31/90. It is agreed that Lessee's allocated percentage of Lessor's operating costs shall be 2.44%. The method of billing Lessee for any such increase shall be consistent with the provisions of said Paragraph 2.

P. Quiet Enjoyment. Lessor shall and hereby does warrant and defend Lessee in the quiet enjoyment and peaceful possession of the Premises during the term of this Lease.

                                 (Image omitted)







                                    6TH FLOOR

                                    EXHIBIT A

                          AMENDMENT TO LEASE AGREEMENT




      WHEREAS, on the 20th day of September, 1990, PHILLIPS PETROLEUM COMPANY, as Lessor, and J.D. EDWARDS & COMPANY, as Lessee, signed a Lease Agreement covering the following described premises in Denver County, State of Colorado, to-wit:

            An office suite located on the 6th floor of the Stanford Place I Building, consisting of 468 usable square feet and 529 rentable square feet; and


      WHEREAS, the term of the lease was to run until September 30, 1992, and from month to month thereafter until terminated; and

      WHEREAS, the parties desire to establish a firm ending date for the lease.

      NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree that the paragraph in the Lease Agreement date September 20, 1990, which states:

            Beginning on the 1st day of October, 1990, and ending on the 30th day of September 1992, and from month to month thereafter until terminated by either party giving thirty (30) days written notice prior to the end of the primary term or prior to the end of any month after the primary term as the case may be. Notwithstanding the foregoing, however, Sublessee may cancel this sublease at any time after the end of the eight (8th) month upon four (4) months prior written notice.

is deleted from said Lease Agreement and the following paragraph is inserted in its place.

            Beginning on the 1st day of October, 1990, and ending on the 25th day of August, 1995.


In all other respects said Lease Agreement remains unchanged.

Executed this 7th day of December 1992.


                                          PHILLIPS PETROLEUM COMPANY

                                          By: /s/ Signature Unreadable
                                                Attorney-In-Fact

                                          J.D. EDWARDS & COMPANY

                                          BY: RE Allen
                                          TITLE: VP FINANCE

                          AMENDMENT TO LEASE AGREEMENT
                           ---------------------------

THIS AMENDMENT, made this 17th day of July 1992, by and between PHILLIPS PETROLEUM COMPANY, hereinafter referred to as Lessor, and J, D. EDWARDS & COMPANY, hereinafter referred to as Lessee.

WITNESSETH:

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated March 2, 1992, pertaining to office space located on the 6th floor of the Stanford Place I Building located at 8055 East Tufts Avenue, Denver, Colorado;

NOW, THEREFORE, for and in consideration of these mutual covenants and undertakings, Lessor and Lessee agree that said Lease Agreement shall be and hereby is amended as follows:

      1. The description of the demised premises which appears in Paragraph 1 of the Lease Agreement is deleted therefrom and the following description is substituted therefor:

            An office suite located on the 6th floor of the Stanford Place I Building consisting of 6,395 usable sq. ft. and 7,226 rentable sq. ft,, including proportionate share of common areas, as more particularly described on Exhibit A attached hereto and made a part hereof,

      2. The drawing attached to said Lease Agreement as Exhibit A is deleted therefrom and the drawing attached hereto as Exhibit A is substituted therefor,

      3. The amount of each monthly rental payment which appears in paragraph 2 of the Lease Agreement is changed to Eight Thousand Seven Hundred Thirty-one and 42/100 Dollars ($8,731,42).

      4. The amount of lease rental for the primary term appearing in General Condition N of the Lease Agreement is changed to $321,372.59.

      5. Lessee's allocated percentage of Lessor's operating costs as set forth in General Condition 0 of the Lease Agreement is changed to 3.33%.

In all respects, except as modified by this Amendment, the said Lease Agreement shall remain unaltered in full force and effect in accordance with the terms thereof.

The effective date of this Amendment shall be August 1, 1992.

IN WITNESS WHEREOF, the parties hereto have executed this instrument for the purposes herein expressed, the day and year first above written.



Witnesses:                                LESSOR: PHILLIPS PETROLEUM COMPANY

/s/ signature unreadable                  By: /s/ Signature Unreadable
____________________________                    Attorney-In-Fact



                                          LESSEE:     J. D. EDWARDS & COMPANY

/s/ signature unreadable                  By:   RE Allen
____________________________                    Vice President

                                   EXHIBIT A

                                [IMAGE OMMITED]

                              BUSINESS NEWS REPORT


                Reporting Houston Business Expansions Since 1984



                             FOR SUBSCRIBER USE ONLY
             FOR SUBSCRIPTION INFORMATION PLEASE CALL (713) 622-5838


                        July 29, 1992 Issue 71 Volume IX

$37 BILLION AND GROWING

COUNTRYWIDE MORTGAGE: 2425 Fountainview #150 77057 789-3909 sic code: 6162/6163 Key Map 491J ] This is a mortgage wholesale office for the Pasadena, California based nationwide mortgage brokerage firm. Countrywide also has four retail offices in the Houston area and three satellite offices. Ms. Nancy Dailey is the Branch Manager of the wholesale operations in Houston. The division has eleven employees and leases right at 2,000 sq. ft. of office space. This wholesale office of Countrywide Mortgage is about to relocate to a 3,700 sq. ft space on a different floor of the 2425 Fountainview building. Mr. Bob Bridges 667-1362 is the Regional Vice President of the retail division of Countrywide Mortgage. The retail offices in Houston are located on FM 1960, Bellaire Blvd., S. Dairy Ashford and in Clearlake. There are satellite offices in Conroe, Kingwood and Sugar Land. The firm has also just opened a retail office in Austin. Countrywide Morgage has been in business since 1969. In 1974 the firm decided to do away with loan officers and go directly to consumers and real estate professionals via a direct mail campaign and by opening small loan processing and funding offices in retail strip centers. The firm has also increased efficiency by taking applications by phone and entering the, information directly into computers, thereby eliminating over two thousand forms. The system seems to be working very well. Countrywide was the largest originator of single family mortgages in the first quarter of 1992. The firm is also the fifth largest servicer of home loans with over thirty seven billion dollars worth of mortgages. There are over one hundred and twenty five retail offices nationwide and eight offices in Texas. Look for some of the retail offices in Houston to be adding personnel and additional space in the not too distant future.

CONTEST

Some people at this large oil and gas firm would like to move out to the Energy Corridor. Name this firm!
Could this large energy firm's E&P operations' space requirements have grown to be in the 450,000 sq. ft. range? Name this firm!

HOME BUILDER TO RELOCATE

HAMMER-SMITH, INC.: 5847 San Felipe #950 77057 * 785-9393 * sic code: 1521 Key Map 491N ] This two year old general home contracting firm works on quality projects primarily in the Memorial, River Oaks and Tanglewood areas. Most of the firm's work is in the $350,000 and the $3,000,000 range. Mr. Wally Cox is the President of Hammer-Smith and has been building homes in the, area for over nineteen years. Hammer Smith has three full time employees. Mr. Cox is looking to relocate his firm within the Galleria area. The firm has a usable space requirement of approximately 700 sq. ft. Look for Hammer-Smith to be in new offices on or about September 1st.

INSURING FORCLOSED PROPERTIES FOR LENDERS

MCCLAUGHERTY INSURANCE AGENCY, INC.: 12603 Southwest Frwy. #520 Stafford 77477 240-3333 sic code: 6400 ] Mr. John McClaugherty started this independent insurance agency in 1974. The firm is a commercial insurance agency that since 1985 has been specializing in insuring foreclosed properties that are owned by financial institutions. The firm's program has been very well received and is about to go nationwide. McClaugherty Insurance has thirteen employees at this time. McClaugherty Insurance has a lease on 3,000 sq. ft. of office space that will be expiring in the spring of next year. Mr. Allan Birdsong will be assisting Mr. McClaugherty in evaluating the office space market and the firm's future office space needs. Look for the firm to remain in the Sugar Land area and expand the size of its office.

LARGE SOFTWARE FIRM TO RELOCATE TO GALLERIA

J.D. EDWARDS & COMPANY: 16945 Northchase #1670 77060 * 875-1700 sic code:
7371/7372 Key Map 372R ] This sixteen year old Denver, Colorado based software manufacturing company works exclusively with companies that own IBM AS400 midrange computers. The firm's software is used a lot for accounting, inventory and construction projects. In Houston J.D. Edwards & Company has two offices on Northchase that are about to be consolidated in a new soon to be selected location. The firm has between fifty and sixty employees between both offices in Houston. Due to J.D. Edwards & Company's relationship with IBM, the firm will be selecting a building near IBM's Riverway facility. Mr. Ed McVaney is the President of J.D. Edwards. In Houston, Mr. Don Saari is the Branch Manager and Ms. Gene Batchelor is the Office Manager. Mr. Fred Caron with the Oakbrook, Illinois based real estate firm of Business Space, Inc. works with J.D. Edwards & Company on its real estate needs throughout the country. Look for J.D. Edwards to move into new offices near the end of the year. The firm's space requirement will be between 15,000 and 20,000 sq. ft.